Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1-415-773-5700 orrick.com
November 13, 2023

Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, FL 32826
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 2,201,257 shares of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”), to Celestica LLC, 750,587 shares of Common Stock to Phononic, Inc., 3,537,735 shares of Common Stock to Scale AI, Inc., 1,242,138 shares of Common Stock to Seraph Consulting, Inc., 377,358 shares of Common Stock to Sinergix LLC and 503,144 shares of Common Stock to Swiss Re Solutions Ltd. (collectively, the “Shares”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-262250), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus dated February 3, 2022 included therein (the “Base Prospectus”), and the prospectus supplement, dated May 10, 2023 (the “Prospectus Supplement”) (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company pursuant to subscription agreements (the “Subscription Agreements”) in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).
In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors (the “Board”) of the Company adopted on May 5, 2022, the written consent of the Pricing Committee of the Board effective November 13, 2023, and an Officer’s Certificate dated the date hereof relating to the issuance and sale of the Shares, (iv) the Registration Statement, (v) the Prospectus, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Luminar Technologies, Inc.
November 13, 2023

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Subscription Agreements, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.
Very truly yours,
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP